Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 6, 2011, in the Registration Statement on Form F-1 and related Prospectus of Gazit Globe, Ltd dated December 5, 2011.

/s/  Kost Forer Gabbay & Kasierer
Kost Forer Gabbay & Kasierer
A Member of Ernst & Young Global

Tel Aviv, Israel
December 5, 2011